UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Able View Global Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Floor 16, Dushi Headquarters Building No. 168, Middle Xizang Road Shanghai, China	200001
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Class B Ordinary Shares, $0.0001 par value per share	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Class B Ordinary Share at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-270675

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Class B ordinary shares with a par value of $0.0001 per share (the “Class B Ordinary Shares”) and warrants, each entitling the holder thereof to purchase one Class B Ordinary Share at an exercise price of $11.50 per share (the “Warrants”) of Able View Global Inc., a Cayman Islands exempted company (the “Company”).

The description of the Class B Ordinary Shares and Warrants contained in the section entitled “Description of Pubco Securities” in the proxy statement/prospectus included in the Company’s Registration Statement on Form F-4 (File No. 333-270675) originally filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2023, as amended, supplemented or otherwise modified from time to time and was declared effective by the SEC on June 30, 2023 (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 17, 2023

Able View Global Inc.

	By:	/s/ Jing Tang
	Name:	Jing Tang
	Title:	Director

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